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                                                                   EXHIBIT 10.29

                                                        Contract No. FY05-LI-133

This contract is between the State of North Dakota acting by and through its Industrial Commission, hereafter called Commission and Red Trail Energy, LLC., hereafter called Contractor.

1.    Independent Contractor

      The Contractor, its employees, agents and representatives are not employees of the Commission. Nothing in this Agreement shall be deemed to create an employer/employee relationship between the Commission and the Contractor.

2.    Statement of Work

      a. Contractor agrees to perform the work described in Exhibit A, entitled "Demonstrating North Dakota Lignite's Profitability in Energy Production and Agricultural Processing," which is attached to this Agreement and is made a part of it.

      b. Contractor agrees to provide reports for the work mentioned in Paragraph 2a as follows

                 Status Report:  Six months after construction of ICM fluidbed boiler
                 Final Report:   Six months after ethanol production has
                                 commenced.

            The reports shall comply with 43-03-05-08 of the North Dakota Administrative Code. Specifically, the Final Report must include a single page project summary describing the purpose of the project, the work accomplished, the project's results, and the potential applications of the project. Each Report must provide documentation verifying the receipt of the private matching funds. The Final Report and the Project Summary must be submitted in hard copy and either Word 6.0/95 electronic format or Adobe portable document format.

3.    Consideration

      a. For performing the work the Commission agrees to grant to Contractor an amount not to exceed $350,000 according to the following schedule:

Upon execution of the contract and receipt of the information required in Exhibit B  $100,000

Upon receipt and consideration of status report                                      $175,000

Upon receipt and consideration of final report                                       $ 75,000

      b. If after reviewing a report the Commission believes that the report is inadequate or that the Contractor is not complying with the scope of work or satisfactorily carrying out the work, the Commission may withhold all or part of a scheduled payment until the Contractor, in the opinion of the Commission, has remedied the deficiency(ies).

4.    Authority to Contract and Subcontract

      The Contractor shall not have the authority to contract for or on behalf of or incur obligations on behalf of the Commission.

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FY05-LI-133
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      The Commission acknowledges that the Contractor will be entering into subcontracts for the work described herein and in Exhibit A. The Contractor agrees to be solely responsible for the performance of any Subcontractor.

5.    Funds Available and Authorized

      Commission certifies at the time of the execution of this Agreement sufficient funds are available and authorized for expenditure to finance costs of this Agreement within the Commission's current appropriation or limitation to July 1, 2007. It is agreed that if the appropriation or funding to the Commission is not obtained and continued at a level sufficient to allow for payments to the Contractor, for the services identified in Paragraph 2, the obligations of each party hereunder terminate upon delivery of written notice to the Contractor.

6.    Termination

      This Agreement may be terminated by mutual consent of both parties in writing and delivered by certified mail or in person.

      Upon delivery of written notice to the Contractor, the Commission may immediately terminate the whole or any part of this Agreement if:

      a. The Contractor fails to provide services described herein and in Exhibit A within the time specified herein or any extension thereof; or

      b. The Contractor fails to perform any of the other obligations under this Agreement, and after receipt of written notice from the Commission, fails to correct such failures within thirty days or such longer period as the Commission may authorize.

      The rights and remedies of the Commission provided in the above clause related to defaults (including breach of contract) by the Contractor shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Agreement. Any termination of this Agreement, other than for breach of contract, shall be without prejudice to any obligations or liabilities of either party which accrued prior to termination.

      If the Commission terminates this Agreement for default by the Contractor, the Contractor shall immediately reimburse the Commission the amount of all money paid by the Commission to the Contractor hereunder.

7.    Contract Management

      Notwithstanding the Contractor's responsibility for management of the work described herein and in Exhibit A, the administration of this Agreement will require maximum coordination between the Lignite Research Council, the Commission and the Contractor.

      COMMISSION'S TECHNICAL REPRESENTATIVE

      The Commission's Technical Representative (TR) will be designated on authority of the Commission to monitor all technical aspects and assist in administration of the Agreement. The types of actions within the purview of the TR's authority are to assure that the Contractor performs the technical requirements of the Agreement; to perform or cause to be performed inspections necessary in connection with the performance of the Agreement; to maintain both written and oral communications with the Contractor concerning written interpretations of the technical requirements of the scope of work; to monitor the Contractor's performance under the Agreement and notify the Commission of any deficiencies observed.
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FY05-LI-133
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      COMMISSION'S AUTHORIZED OFFICER

      The Commission's Authorized Officer will carry out all contractual administration. Communications pertaining to Agreement administration matters will be addressed to:

      The Industrial Commission of North Dakota
      Attention: Karlene Fine
      State Capitol 14th Floor
      600 E Boulevard Ave Dept 405
      Bismarck, North Dakota  58505-0840

      The Commission's Authorized Officer is the only person authorized to approve changes in any of the requirements under the Agreement.

8.    Access to Records

      The Commission, the State Auditor of the state of North Dakota, and the Office of the Attorney General of the State of North Dakota, and their duly authorized representatives, shall have access to the books, documents, papers and records of the Contractor relating to the work performed by the Contractor hereunder for the purpose of making auditing, examining and copying the same.

9.    Repayment of Grant and North Dakota Lignite Usage Requirement

      After the first year of operation, a portion of the funding should be repaid to the Lignite Research Program in annual payments of $22,000 over ten years. After the first year of operation, North Dakota lignite use shall represent a minimum of 75% of the primary fuel (on a BTU basis). If North Dakota lignite as the primary fuel is less than 75% of total fuel usage (on a BTU basis), an additional $13,000 shall be repaid for each year of reduced North Dakota lignite use. The Contractor shall certify each year for ten years after the first year of operation the amount of North Dakota lignite used in the operation of the project and what the percentage it is of total fuel usage.

10.   Compliance with Law

      The Contractor shall comply with all federal, state, and local laws and ordinances applicable to the work to be done under this Agreement.

11.   Indemnity and Insurance

      The Contractor shall save and hold harmless the State of North Dakota and the Commission, its officers, agents, employees, and members, from all claims, suits, or actions of whatsoever nature resulting from or arising out of the activities of the Contractor or its subcontractors, agents, or employees under this Agreement. The Contractor shall maintain liability insurance coverage with limits of liability equal to or greater than those damage limits prescribed in N. D. C. C. Section 32-12.2-02.

12.   Ownership of Work Product

      All work product of the Contractor resulting from this Agreement shall be governed by North Dakota Administrative Code Chapter 43-03-06.

13.   Nondiscrimination

      Contractor agrees to comply with all applicable requirements of federal and state civil rights and rehabilitation statutes, rules, and regulations.

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FY05-LI-133
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14.   Applicable Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of North Dakota.

15.   Captions

      The Captions or headings in this Agreement are for convenience only and in no way define, limit, or describe the scope or intent of any provisions of this Agreement.

16.   Execution and Counterparts

      This Agreement may be executed in several counterparts, each of which shall be an original, all of which shall constitute but one and the same instrument.

17.   Amendments

      The terms of this Agreement shall not be waived, altered, modified, supplemented, or amended, in any manner whatsoever, except by written instrument signed by the parties.

18.   Notices

      All notices, certificates, or other communication shall be sufficiently given when delivered or mailed, postage prepaid, to the parties at their respective places of business as set forth below or at a place designated hereafter in writing by the parties.

      Industrial Commission of North Dakota     Red Trail Energy, L.L.C.
      State Capitol, Tenth Floor                Attention: Mick Miller
      600 E Boulevard Ave Dept 405              3682 Highway 8 South
      Bismarck, ND 58505-0840                   Richardton, ND 58652

19.   Successors in Interest

      The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

20.   Severability

      The parties agree that if any term or provision of this Agreement is declared by a court of competent jurisdiction to be illegal or in conflict with any law, the validity of the remaining terms and provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular term or provision held to be invalid.

21.   Waiver

      The failure of the state to enforce any provisions of this Agreement shall not constitute a waiver by the state of that or any other provision.

22.   Merger Clause

      This Agreement constitutes the entire agreement between the parties. No waiver, consent, modification or change of terms of this Agreement shall bind either party unless in writing and signed by both parties. Such waiver, consent, modification, change if made, shall be effective only in the specific instance and for the specific purpose given. There are no understandings, agreements, or representations, oral or written, not specified herein regarding this Agreement. Contractor, by the signature below of its authorized representative, hereby
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FY05-LI-133
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     acknowledges that the Contractor has read this Agreement, understands it, and agrees to be bound by its terms and conditions.

23.  Legal Notice/Disclaimer

     The following notice shall be contained in all reports intended to be released to the public:

     This report was prepared by Red Trail Energy, LLC pursuant to an agreement with the Industrial Commission of North Dakota, which partially funded the report. None of Red Trail Energy, LLC or any of its subcontractors, the Industrial Commission of North Dakota, or any person acting on behalf of any of them:

          (A) Makes any warranty or representation, express or implied, with respect to the accuracy, completeness, or usefulness of the information contained in this report, or that the use of any information, apparatus, method, or process disclosed in this report may not infringe privately-owned rights; or

          (B) Assumes any liabilities with respect to the use of, or for damages resulting from the use of, any information, apparatus, method or process disclosed in this report.

     Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise, does not necessarily constitute or imply its endorsement, recommendation, or favoring by the Industrial Commission of North Dakota. The views and opinions of authors expressed herein do not necessarily state or reflect those of the Industrial Commission of North Dakota.

24 Term of Agreement. This Agreement shall be effective upon execution herein by the required parties indicated below and shall remain in effect for 11 years following commencement of commercial operation of the Red Trail Energy, L.L.C. Project.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed intending to be bound thereby.

RED TRAIL ENERGY, L.L.C.                      NORTH DAKOTA INDUSTRIAL COMMISSION

By: /s/ Ambrose Hoff                          By: /s/ Karlene Fine
    -------------------------------               ------------------------------
    Name                                          Karlene Fine
    President                                     Executive Director
    Title

Date: May 12,2006                              Date: April 26,2006